Exhibit 99.1

NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. Announces Cooperation Agreement with Corre Partners

Adds New Independent Director

Charlotte, N.C., May 14, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that its board of directors has voted to expand its board by appointing Dr. Rajeev Gautam, President and Chief Executive Officer of Performance Materials and Technologies of Honeywell International, Inc., as a director, effective immediately.

NN will also nominate Dr. Gautam to stand for election at the Company’s upcoming annual meeting of shareholders to be held on May 27, 2021. This nomination will be included in a supplement to the proxy statement to be mailed to NN stockholders and filed with the Securities and Exchange Commission.

These actions follow constructive dialogue and collaboration with Corre Partners Management, LLC (“Corre Partners”), an investment firm whose affiliated funds are long-time, significant stockholders of the Company. Today’s announcement reflects the Company’s entry into an associated cooperation agreement between NN, Corre Partners and certain of its affiliates.

“Dr. Gautam’s broad managerial and leadership experience within a large public company will bring valuable guidance to NN, and we welcome him to our Board,” commented Jeri Harman, Chairman of NN’s Board of Directors. “The knowledge he brings, including commercialization of products across multiple applications, will help shape NN’s future direction.

Warren Veltman, NN President and Chief Executive Officer, said, “The extensive career of Dr. Gautam will offer unique insights for our Mobile and Power Solutions businesses, as his technical expertise in manufacturing, process technologies and performance materials is sure to add operational and long-term strategic value .”

“The addition of Dr. Gautam as an independent director will add experienced business leadership and valuable strategic expertise to the Board as NN accelerates its commercial efforts to capitalize on the significant secular growth opportunities in its end markets today,” said John Barrett, Managing Partner of Corre Partners. “We appreciate Jeri’s leadership and NN’s commitment to strengthening its Board at this pivotal moment in its operating life cycle. This is a positive addition for all NN shareholders.”

Dr. Gautam said, “I look forward to working with the Board and management team to provide insights based on my experience that will support continued shareholder value creation.”

The NN Board is now comprised of 10 members, nine of whom are independent. After the Company’s 2021 Annual Meeting of Stockholders and the retirement of Director Steven Warshaw, the Board will be comprised of nine members, eight of whom are independent.

About Dr. Rajeev Gautam

Dr. Gautam brings substantive experience as a senior executive to manufacturing companies, and his current service as a senior executive for a publicly traded company, enables him to bring valuable insight, knowledge and experience to the Board.

Dr. Rajeev Gautam, 68, is the President and Chief Executive Officer, Performance Materials and Technologies of Honeywell International, Inc. (NASDAQ: HON), a global provider in developing and manufacturing high-quality performance chemicals and materials, process technologies and automation solutions. From 2009 to 2016, Dr. Gautam served as President of Honeywell UOP. He previously served as Vice President of Research and Development, Honeywell UOP, and Vice President and Chief Technology Officer, Performance Materials and Technologies. Dr. Gautam began his career with Union Carbide in 1978, which became part of a joint venture with Honeywell UOP in 1988. Throughout his career, Dr. Gautam has championed innovative solutions for industry needs and has been responsible for the development and commercialization of a broad range of catalytic and separations applications for the refining, petrochemical and gas processing industries.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and, when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Mike Danehy, CPA

Investor Relations Contact

Mike.Danehy@nninc.com

(980) 264-4312

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